UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 9, 2011
Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 9, 2011, Charles R. Farber resigned from his positions as Executive Vice President of Indiana Community Bancorp (the “Company”) and of Indiana Bank and Trust Company (the “Bank”).  At this time, the Bank does not intend to hire anyone to replace Mr. Farber, although it may decide to do so in the future.  Mr. Farber’s responsibilities will be assigned to other members of the Bank’s management team.

Mr. Farber’s outstanding stock options for 25,000 shares of the Company’s common stock (“common stock”) at option prices ranging from $21.495 to $25.6595 per share will remain in effect until March 9, 2014, unless previously exercised.  His stock option for 20,000 shares at $20.90 per share will expire on March 17, 2012, unless previously exercised.  Mr. Farber’s 2,000 shares of restricted common stock were forfeited by Mr. Farber as of his date of termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 9, 2011	Indiana Community Bancorp

	By:	/s/John K. Keach, Jr.
John K. Keach, Jr. President and Chief Executive Officer